Exhibit 10.1

                           Second Addendum to Form of
                       Employment and Severance Agreement
            For Senior Vice Presidents and Executive Vice Presidents
                     of Springfield Institution for Savings

This Addendum is made effective as of the _____ day of April, 1997 is by and between ___________________ (the "Executive") and the SPRINGFIELD INSTITUTION FOR SAVINGS, a Massachusetts savings bank (the "Bank")

Recitals:
A. The Executive and the Bank have previously entered into an "Employment and Severance Agreement" dated ____________and a first "Addendum to the Form of Employment and Severance Agreement" dated March 31, 1996 (collectively the "Agreement"); and

B. On June 21, 1996, the Bank reorganized into a bank holding company form of organization (the "Reorganization"), where the Bank has become the wholly-owned subsidiary of SIS Bancorp, Inc., as the parent company of the Bank, and the Board of Directors of the Bank have determined that it is in the best interests of the Bank to amend the Agreement to modify the definition of "Change in Control"; and

C. The Executive is willing to agree to such a modification on the terms and conditions outlined herein,

NOW,  THEREFORE,  in return for the mutual covenants herein,  and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged by the parties hereto, it is agreed as follows:

1.  Modification of Agreement:
(I) Section 2(c) of the Agreement is hereby amended and restated by deleting it in its entirety and replacing it with the following language:

         (c)  "Change in Control" means:
         (i) a change in control of the Bank, or of any parent holding company of the Bank (the "Parent Company") which has its common stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of a nature that would be required to be reported in response to Item 1 of a current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act ;

         (ii) a change in control of the Bank within the meaning of 12 U.S.C. ss.1817(j), the Change in Bank Control Act or any acquisition of control of the Parent Company by any company or person within the meaning of 12 U.S.C. ss.1841(a)(2), the Bank Holding Company Act of 1956, as amended, or 12 U.S.C. ss.1817(j), the Change in Bank Control Act, as applicable;

         (iii) individuals who constitute the Board of Directors of the Parent Company as of the date of this Addendum (the "Incumbent Board") cease for any reason, to constitute at least a majority thereof, provided that any person becoming a director


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         subsequent to the effective  date of this Addendum  whose  election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Parent Company's shareholders was approved by the Parent Company's Nominating Committee then serving under the Incumbent Board, shall be, for purposes of this clause (iii), considered as though he or she was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents;

         (iv) approval by the shareholders of the Parent Company of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than, in any case a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Parent Company beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than eighty percent (80%) of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Parent Company;

         (v) approval by the shareholders of the Parent Company of (1) a complete liquidation or dissolution of the Parent Company, or (2) the sale or other disposition of all or substantially all of the assets of the Parent Company, or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly, of the Parent Company, or any affiliate; and/or

         (vi) the solicitation of proxies from shareholders of the Parent Company, by someone other than the current management of the Parent Company and without the approval of the Board of Directors of the Parent Company, seeking shareholder approval of a plan or reorganization, merger or consolidation of the Parent Company with one or more corporations as a result of which the shareholders' interests in the Parent Company are actually exchanged for or converted into securities not issued by the Parent Company.

         (vii) No failure on the part of the Executive to exercise any rights upon the occurrence of a Change in Control shall be deemed a waiver of or otherwise impair the rights of the Executive in respect to any subsequent events or circumstances constituting a Change in Control.


(II) Section 2(g) is hereby amended by deleting the word "Bank" in the first and second lines and replacing it with the words "Parent Company".

2. Confirmation of Remaining Terms: Except as expressly modified herein, all of the terms and conditions of the Agreement, including the first Addendum, shall remain in full force and effect and are hereby ratified by the parties.


Executed under seal as of the date first written above.

Attest:                                   Springfield Institution for Savings

-----------------------                   By:
                                             --------------------------------
                                          F. William Marshall, Jr.
                                          President & Chief Executive Officer

                                          Executive

-----------------------                   -------------------------------
                                          (Name)